EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
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                             18 U.S.C. SECTION 1350,
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                             AS ADOPTED PURSUANT TO
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                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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        In connection with the Quarterly Report of New World Brands, Inc. (the
"Company") on Form 10-QSB for the three months ended August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
I, Marvin Ribotsky, Chairman of the Board and Vice President of the Company,
certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant toss. 906 of the
Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

                                             /s/ Marvin Ribotsky
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                                                 Marvin Ribotsky
                                                 Chairman of the Board and
                                                 Vice President
                                                 October 14, 2002